UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 11(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 15, 2015

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 8.01.	Other Events

TrustCo’s Board of Directors selects its non-executive chairman from among the independent members of the board. Upon the recommendation of the board’s Nominating and Corporate Governance Committee, Dennis A. De Gennaro was elected chairman of the board effective January 1, 2016 to serve a term ending upon the earlier of December 31, 2018 or the date the board elects a successor chairman. The committee assignments, class assignment and term of office as director of Mr. De Gennaro have not changed. Thomas O. Maggs, the chairman for 2015, remains a director and also continues with the same committee assignments, class assignment and term of office.  Current governance policies can be found at http://www.snl.com/irweblinkx/govdocs.aspx?iid=100465.

TrustCo Bank Corp NY also announced that the Company and Robert T. Cushing have agreed to delay his retirement. He will continue in his role of assisting in the transition of his responsibilities to other executives and providing assistance in ongoing projects. No new date for Mr. Cushing's retirement has been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 15, 2015

TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Senior Vice President and
Chief Financial Officer